Exhibit 99.1

Worksport Presents Uniquely Configured Bed Cover Model for Canadian Automotive Store Chain Following Recent $16 Million Annual Sales Agreement with U.S Brand

West Seneca, New York, Oct. 26, 2023 - Worksport Ltd. (Nasdaq: WKSP; WKSPW) (“Worksport” or the “Company”) is pleased to announce that it has received interest from a leading Canada-based automotive aftermarket reseller for the Company’s hard-folding tonneau covers. The Company has already sent product samples to this reseller as well. The potential customer has an impressive annual sales volume surpassing $10 billion CAD. As it would be a private-label customer, the Company cannot disclose its name at this time.

This interest comes on the heels of executing a $16 million USD annual sales agreement for its hard-folding and soft-folding covers with a leading U.S. aftermarket reseller earlier this year. Worksport is once again diligently working to grow and increase its revenues.

Management believes that entering into yet another potential collaboration signals the robust demand and confidence in Worksport’s cutting-edge truck bed covers. This development further fortifies the Company’s position in the aftermarket space and underscores its growth trajectory.

This year and next year will see Worksport branching out into the cleantech sector with its highly anticipated SOLIS Solar Cover, coupled with its COR Battery System. This game-changing combination serves dual purposes: providing additional driving range for electric pickup trucks of partnering OEM brands and furnishing off-grid power in remote locations to most pickup trucks.

Several major automotive manufacturers have expressed a keen interest in Worksport’s innovative solutions, with a notable partnership already announced with Hyundai.

While Worksport’s U.S. factory is taking steps to meet the high demand, it is simultaneously preparing for the launch of the SOLIS Solar Cover with COR Battery System. The Company expects to update investors soon on its progress.

Steven Rossi, CEO of Worksport, is brimming with enthusiasm for what the future holds. “After recently announcing the $16 million sales agreement, the fact that another top-tier aftermarket reseller has shown interest in our products just further illustrates the trust and interest in our brand. While there’s much ground to cover, these developments act as tremendous motivators. We’re more committed than ever to amplify our factory capabilities and present unyielding value to our investors,” Rossi remarked.

For further information, please visit Worksport’s official website for investors at investors.worksport.com.

About Worksport

Worksport Ltd. (Nasdaq: WKSP; WKSPW), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

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For additional information, please contact:

Steven Obadiah

Investor Relations

Worksport Ltd.

T: 1 (888) 554 8789 E: investors@worksport.com W: www.worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.